Exhibit 99.3 - Joint Filers’ Signatures

LIME ROCK PARTNERS V, L.P.

By: Lime Rock Partners GP V, L.P., its general partner

By: LRP GP V, Inc., its general partner

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director

LIME ROCK PARTNERS GP V, L.P.

By: LRP GP V, Inc., its general partner

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director

LRP GP V, INC.

By: /s/ John T. Reynolds	Date: July 17, 2009

Name: John T. Reynolds

Title:	Director